Exhibit 99.1

SRAX Announces Sale of LD Micro to Freedom Holding Corp

Los Angeles, California—(Newsfile Corp. - March 6, 2023) - SRAX, Inc. (NASDAQ: SRAX), a leading financial technology company, has announced the successful sale of its wholly owned subsidiary LD Micro Inc. to Freedom Holding Corp (NASDAQ: FRHC) for $8,300,000.

The sale of LD Micro, a conference that has historically attracted a high caliber of presenting companies and attendees, marks a strategic move for SRAX. As a result of the sale, SRAX will maintain exclusive rights to stream the conference, film interviews, and hold an exclusive position as a market intelligence platform and digital advertising sponsor of the event.

The sale of LD Micro also allows SRAX to focus on its own growing virtual conferencing platform and Sequire branded events. In 2022, Sequire hosted 28 virtual and in-person events across multiple markets, including Biotech, Blockchain, Gaming, Cannabis, Pharmaceuticals, and more. SRAX has plans to expand its Sequire-branded conferences, including its upcoming Investor Summit in Puerto Rico on April 24-26, 2023.

Ownership of LD Micro has provided valuable insights to SRAX, enabling the company to develop its own virtual conferencing platform, which has been successfully licensed by some of the largest banks and many publicly traded issuers. SRAX plans to continue to expand this platform and enhance its offerings.

“We purchased LD Micro to learn what we needed for the launch of our own virtual conference platform. We successfully launched our software and hosted over 28 conferences last year. We now plan to launch a series of in-person Sequire branded events,” said Christopher Miglino, Founder and CEO of SRAX. “With this sale, we have also secured the exclusive right to be the only platform such as Sequire and its related services at the LD Micro conference for the next four years. We believe that Freedom will be able to grow the number of companies presenting at the event, and Sequire will benefit from this exposure. We look forward to our continued partnership with Freedom as they solidify their position in the investment banking space.”

Overall, the sale of LD Micro marks a strategic move for SRAX, providing the company with new opportunities to expand its Sequire-branded conferences and further solidify its position as a leading financial technology company.

A percentage of the proceeds will be used to pay down a portion of the company’s senior secured debt and to buy back SRAX common shares in the open market. For more details on the transaction, please SRAX’s Form 8K filled with the Securities & Exchange Commision.

About SRAX

SRAX (NASDAQ: SRAX) is a financial technology company that unlocks data and insights for publicly traded companies. Through its premier investor intelligence and communications platform, Sequire, companies can track their investors’ behaviors and trends and use those insights to engage current and potential investors across marketing channels. For more information on SRAX, visit srax.com and mysequire.com

About Freedom Holding Corp.

Freedom Holding Corp., a Nevada corporation, is a financial services holding company conducting retail financial securities brokerage, investment research, investment counseling, securities trading, investment banking and underwriting services, mortgages, insurance, and consumer banking through its subsidiaries under the name of Freedom Finance in Europe and Central Asia. Through its subsidiaries, Freedom Holding Corp. employs more than 2,900 people and is a professional participant in the Kazakhstan Stock Exchange, the Astana International

Exchange, the Ukrainian Exchange, the Republican Stock Exchange of Tashkent, and the Uzbek Republican Currency Exchange and is a member of the New York Stock Exchange and the Nasdaq Stock Exchange. Freedom Holding Corp. is headquartered in Almaty, Kazakhstan, and has a presence in 14 countries, including Cyprus, the United States, Uzbekistan, the United Kingdom, and Germany.

Freedom Holding Corp’s common shares are registered with the United States Securities and Exchange Commission and are traded in the United States on the Nasdaq Capital Market, operated by Nasdaq, Inc.

To learn more about Freedom Holding Corp., visit www.freedomholdingcorp.com.

Cautionary Statement Regarding Forward-Looking Information:

This news release contains “forward-looking statements’’ made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in our business, and our need for future capital. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in SRAX’s periodic reports filed with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Reports on Form 10-Q as well as and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Contact

Investors@srax.com